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                                                                     Ex(4)(b)(3)

                     PURCHASE PAYMENT ACCUMULATION OPTIONAL
                            DEATH BENEFIT ENDORSEMENT

Notwithstanding any provision in the Contract or Certificate ("Contract") to the contrary, this Endorsement becomes a part of the Participant's or Owner's ("Owner) Contract to which it is attached. Should any provision in this Endorsement conflict with the Contract, the provisions of this Endorsement will prevail.

This Endorsement modifies the "DEATH PROVISIONS" section in the Contract, as set forth below.

The following is added to the "DEFINITIONS" section of the Contract:

     "DEATH BENEFIT ADJUSTMENT" - Any increase or reduction to the amount of the Death Benefit payable to account for Purchase Payment and/or Withdrawal activity after a specified point in time which will equal a, b or c, whichever is applicable, as follows:

               (a) Where only Purchase Payment(s) or Gross Purchase Payment(s) are received after the specified point in time, the dollar value of the Purchase Payments or Gross Purchase Payment(s) will be added to the Death Benefit payable; or

               (b) Where only Withdrawals are made after the specified point in time, the Withdrawal will reduce the Death Benefit payable in the same proportion that the Contract Value was reduced at the time of the Withdrawal; or

               (c) Where Purchase Payment(s) or Gross Purchase Payment(s) have been received and Withdrawals made after the specified point in time, the Death Benefit amount payable will be adjusted by Purchase Payment(s) or Gross Purchase Payment(s) received after a specified point in time, reduced by any Withdrawal received after that specified point in time in the same proportion that the Contract Value was reduced at the time of the Withdrawal.

If on the Contract Date the Purchase Payment Accumulation death benefit was elected and the Owner dies before the Annuity Date, the following provisions apply:

PURCHASE PAYMENT ACCUMULATION OPTIONAL DEATH BENEFIT CHARGE

The annualized Purchase Payment Accumulation Death Benefit Charge is [0%-1.00%]. [This charge is deducted daily as a percentage of Your average daily ending value of the assets attributable to the Accumulation Units of the Subaccount(s) or Variable Portfolio(s), whichever is applicable, to which the Contract Value is allocated. This charge is in addition to the other charges that are deducted daily in Your Contract./quarterly from your Contract Value beginning one quarter following the Contract Date. The charge is calculated as one-fourth of the annualized charge.].

PURCHASE PAYMENT ACCUMULATION OPTIONAL DEATH BENEFIT

If the Owner was age [74 or younger] on the Contract Date, upon Our receipt of all Required Documentation at Our Annuity Service Center, We will calculate the death benefit and it will be the greatest of:

          (1) [100% of] Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or


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          (2)  [100% of] [Gross] Purchase Payment(s) received prior to the
               Owner's [86th] birthday compounded at [3%] interest until the earlier of the Owner's [75th] birthday or the date of death; and a Death Benefit Adjustment for purchase payment(s) transacted after the Owner's [75th] birthday but prior to the Owner's [86th] birthday and/or Withdrawals transacted after the owner's [75th] birthday; or

          (3) [100%] [Gross] Purchase Payment(s) received prior to the Owner's [86th] birthday reduced for any Withdrawals in the same proportion that the Contract Value was reduced by such Withdrawals.

          (4) [100% of] Contract Value at the [seventh] Contract anniversary; and a Death Benefit Adjustment for purchase payment(s) transacted after the [seventh] Contract anniversary but prior to the Owner's [86th] birthday and/or Withdrawals transacted after the [seventh] Contract anniversary.

SPOUSAL BENEFICIARY CONTINUATION

If the Spousal Beneficiary continues the Contract on the Continuation Date, the death benefit payable upon the death of the Spousal Beneficiary will be as follows:

     If the Spousal Beneficiary was age [74 or younger] on the Continuation Date and death occurs prior to the [90th] birthday, upon Our receipt of all Required Documentation at Our Annuity Service Center, We will calculate the death benefit and it will be the greatest of:

          (1) [100% of] Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

          (2) [100% of] Contract Value on the Continuation Date; and a Death Benefit Adjustment for [Gross] Purchase Payment(s) and/or Withdrawals transacted since the Continuation Date, compounded at [3%] interest until the earlier of the Spousal Beneficiary's [75th] birthday or the date of death; and a further Death Benefit Adjustment for [Gross] Purchase Payment(s) transacted after the Spousal Beneficiary's [75th] birthday but prior to the Spousal Beneficiary's [86th] birthday and/or Withdrawals transacted after the Spousal Beneficiary's [75th] birthday; or

          (3) [100% of] Contract Value on the Continuation Date and a Death Benefit Adjustment for [Gross] Purchase Payment(s) transacted after the Continuation Date but prior to the Spousal Beneficiary's [86th] birthday and/or Withdrawals transacted after the Continuation Date; or

          (4) [100% of] Contract Value at the [seventh] Contract anniversary; and a Death Benefit Adjustment for [Gross] Purchase Payment(s) transacted after the [seventh] Contract anniversary but prior to the Spousal Beneficiary's [86th] birthday and/or Withdrawals transacted after the [seventh] Contract anniversary.

If the Spousal Beneficiary was age [75 but younger than age 83] on the Continuation Date [and death occurs prior to the [90th] birthday], upon Our receipt of all Required Documentation at Our Annuity Service Center, We will calculate the death benefit and it will be the greatest of:

          (1) [100% of] Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or


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          (2)  [100% of] Contract Value on the Continuation Date, and a Death
               Benefit Adjustment for [Gross] Purchase Payment(s) transacted after the Continuation Date but prior to the Spousal Beneficiary's [86th] birthday and/or Withdrawals transacted after the Continuation Date; or

          (3) [100% of] the Maximum Anniversary Value after the Continuation Date that occurs prior to the Spousal Beneficiary's [83rd] birthday. The Maximum Anniversary Value is equal to the greatest anniversary value attained from the following:

          As of the date of receipt at Our Annuity Service Center of all Required Documentation, anniversary value is equal to the Contract Value on a Contract anniversary and a Death Benefit Adjustment for purchase payment(s) transacted after that Contract anniversary but prior to the Spousal Beneficiary's [86th] birthday and/or Withdrawals transacted since that Contract anniversary.

If the Spousal Beneficiary was at least age [83 but younger than age 86] on the Continuation Date, [and death occurs prior to the [90th] birthday,] upon receipt at Our Annuity Service Center of all Required Documentation, We will calculate the death benefit and it will be the greater of:

          (1) [100% of] Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

          (2)  The lesser of:

               a) [100% of] Contract Value on the Continuation Date and a Death Benefit Adjustment for [Gross] Purchase Payment(s) transacted after the Continuation Date but prior to the Spousal Beneficiary's [86th] birthday and/or Withdrawals transacted after the Continuation Date; or

               b) [125% of] Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center.

If the Spousal Beneficiary was age [86] or older on the Continuation Date [or death occurs after the [90th] birthday,] the death benefit will be [100% of] Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center.

Signed for the Company to be effective on the Contract Date.

AIG SUNAMERICA LIFE ASSURANCE COMPANY


/s/ Christine A. Nixon                  /s/ Jana W. Greer
-------------------------------------   ----------------------------------------
Christine A. Nixon                      Jana W. Greer
Secretary                               President


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